UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2023

ORRSTOWN FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, PA 17257
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (717) 532-6114

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	ORRF	Nasdaq Stock Market

Indicate by check mark if the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

☐  If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

On December 12, 2023, Orrstown Financial Services, Inc., a Pennsylvania corporation (“Orrstown”), and Codorus Valley Bancorp, Inc., a Pennsylvania corporation (“Codorus Valley”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Codorus Valley will be merged with and into Orrstown, with Orrstown as the surviving corporation (the “Merger”). Promptly following the Merger, Codorus Valley’s wholly-owned bank subsidiary, PeoplesBank, A Codorus Valley Company, a Pennsylvania chartered bank (“PeoplesBank”), will be merged with and into Orrstown Bank, a Pennsylvania chartered bank, which is the wholly-owned subsidiary of Orrstown, with Orrstown Bank as the surviving bank (the “Bank Merger”). The Merger and the Bank Merger are collectively referred to in this Current Report on Form 8-K as the “Proposed Transaction.” A copy of the Merger Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K. A summary of the material terms of the Merger Agreement follows.

Merger Consideration

The consideration payable to Codorus Valley shareholders upon completion of the Merger (the “Merger Consideration”) will consist of whole shares of Orrstown common stock, no par value per share (“Orrstown Common Stock”), and cash in lieu of fractional shares of Orrstown Common Stock. Upon consummation of Merger, each share of Codorus Valley common stock, $2.50 par value per share (“Codorus Valley Common Stock”), excluding shares held in treasury by Codorus Valley, issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and converted into the right to receive 0.875 shares of Orrstown Common Stock (the “Exchange Ratio”).

Treatment of Codorus Valley Equity Awards

The Merger Agreement provides that, at the Effective Time, each option to purchase Codorus Valley Common Stock under Codorus Valley’s 2007 Long-Term Incentive Plan, as amended, and the 2017 Long-Term Incentive Plan, as amended, and any other similar plan (collectively, the “Codorus Valley Equity Plans”) which is outstanding immediately prior to the Effective Time shall be converted into an option to purchase a number of shares of Orrstown Common Stock equal to the product of (x) the number of shares of Codorus Valley Common Stock subject to such stock option immediately prior to the Effective Time and (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (A) the exercise price per share of ORLE Common Stock of such stock option immediately prior to the Effective Time divided by (B) the Exchange Ratio. Following the Effective Time, each such stock option shall continue to be governed by the same terms and conditions (including vesting and exercisability terms) as were applicable immediately prior to the Effective Time. All timed-based restricted stock awards and time-based restricted stock unit awards granted under the Codorus Valley Equity Plans shall vest in full and all such shares of Codorus Valley Common Stock shall be considered outstanding shares for all purposes of the Merger Agreement. In addition, all performance-based restricted stock awards and performance-based restricted stock unit awards granted under the Codorus Valley Equity Plans shall vest at the greater of: (i) an assumed achievement of all relevant performance goals at the “target” level or (ii) the actual level of achievement of all relevant performance goals against target as of Codorus Valley’s last fiscal quarter preceding the closing date of the Merger and the award shall become vested pro rata based on the portion of the applicable performance period completed through the closing date of the Merger.

Treatment of Codorus Valley Employee Stock Purchase Plan

The Merger Agreement provides that, as soon as reasonably practicable following the signing of the Merger Agreement, the 2007 Codorus Valley Bancorp, Inc. Restated Employee Stock Purchase Plan (the “ESPP”) shall be suspended and the final offering period currently in effect will end on the earlier of (A) its regular end date and (B) such date as Codorus Valley determines in its sole discretion (provided that such date shall be no later than the date that is five Business Days prior to the closing of the Merger). The ESPP will terminate on the date immediately prior to the closing date of the Merger.

Voting Agreements

As a condition for Orrstown to enter into the Merger Agreement, each director and executive officer of Codorus Valley, has, solely in his or her capacity as a shareholder of Codorus Valley, entered into an Codorus Valley Voting Agreement, dated as of the date thereof with Orrstown (each an “Codorus Valley Voting Agreement”) pursuant to which he or she has agreed, among other things, to vote their Codorus Valley Common Stock in favor of the approval of the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in Codorus Valley Voting Agreement. The Codorus Valley Voting Agreement is substantially in the form included as Exhibit A to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

As a condition for Codorus Valley to enter into the Merger Agreement, each director and executive officer of Orrstown, has, solely in his or her capacity as a shareholder of Orrstown, entered into a Orrstown Voting Agreement, dated as of the date thereof with Codorus Valley (each a “Orrstown Voting Agreement”) pursuant to which he or she has agreed, among other things, to vote their Orrstown Common Stock in favor of the approval of the issuance of shares of Orrstown Common Stock as Merger Consideration and any other matter in order to consummate the Merger, upon the terms and subject to the conditions set forth in Orrstown Voting Agreement. The Orrstown Voting Agreement is substantially in the form included as Exhibit B to the Merger Agreement, which is attached to this Current Report on Form 8-K as Exhibit 2.1.

Treatment of Codorus Valley Debt

In connection with the closing of the Proposed Transaction, Orrstown or Orrstown Bank, as applicable, will assume the indebtedness obligations of Codorus Valley or PeoplesBank, as applicable. Orrstown or Orrstown Bank, as applicable, will enter into any supplemental indentures, officer’s certificates or other documents and provide any opinions of counsel to the trustee thereof, in each case, required to make such assumption effective.

Certain Governance Matters

The Merger Agreement also provides that (i) the name of the surviving corporation in the Merger (the “Surviving Corporation”) shall be “Orrstown Financial Services, Inc.”; (ii) the name of the surviving bank in the Bank Merger (the “Surviving Bank”) shall be “Orrstown Bank”; (iii) the headquarters and main office of the Surviving Corporation and the Surviving Bank will be located in Harrisburg, Pennsylvania, and (iv) the operations location of the Surviving Corporation and the Surviving Bank shall be in York, Pennsylvania.

Appointment of Directors and Officers

The Amended and Restated By-Laws of Orrstown (the “By-Laws”) will be amended (the “Bylaws Amendment”), effective as of the Effective Time, to be the Bylaws of the Surviving Corporation. Pursuant to the Bylaws Amendment, Orrstown will, immediately prior to the Effective Time, (i) expand the size of the board of directors of Orrstown to 13 members, (ii) appoint six new directors, each of whom will be selected from the existing board of directors of Codorus Valley by Codorus Valley, and (iii) cause four of Orrstown’s existing directors to resign. The Codorus Valley directors appointed to the board of directors of the Surviving Corporation will serve as a director for the remainder of the term of the class to which such director is appointed and will be appointed to fill the class of directors of the resigning Orrstown directors, as applicable. The directors of the Surviving Corporation will be re-classified so that there will be an equal split of the Codorus Valley directors amongst all classes of directors and the total number of directors of each class will be split as evenly split as possible. Upon the expiration of the term to which he or she is initially appointed, the board of directors of the Surviving Corporation will nominate and recommend such director for election by the shareholders of the Surviving Corporation to a successive three-year term on the board of directors of the Surviving Corporation, subject to the eligibility requirements for a director under the Articles of Incorporation and Bylaws of the Surviving Corporation.

In addition, effective as of the Effective Time, (i) Joel Zullinger will serve as the Chairman of the board of directors of each of the Surviving Corporation and the Surviving Bank and (ii) Rodney Messick will serve as the Vice Chairman of the board of directors of each of the Surviving Corporation and the Surviving Bank. The composition of the committees of the board of directors of the Surviving Corporation will be as further set forth in the Bylaws of the Surviving Corporation, as amended by the Bylaws Amendment.

Representations and Warranties

The Merger Agreement contains customary representations and warranties from Codorus Valley to Orrstown, which are qualified by the confidential disclosure schedules provided by Codorus Valley to Orrstown, and customary representations and warranties from Orrstown to Codorus Valley, which are qualified by the confidential disclosure schedules provided by Orrstown to Codorus Valley.

Business Pending the Proposed Transaction

Each of Orrstown and Codorus Valley is required under the Merger Agreement to conduct its business in the ordinary and usual course of business, consistent with past practice, and to use reasonable best efforts to preserve each of their business organization and assets and maintain its rights, franchises and existing relations with customers, suppliers, employees and business associates.

Conditions to the Proposed Transaction

The consummation of the Proposed Transaction is subject to customary closing conditions, which include:

(i)

the approval of the Merger Agreement and the transactions contemplated thereby by Codorus Valley’s shareholders and the approval of the issuance of shares of Orrstown Common Stock as Merger Consideration by Orrstown’s shareholders;

(ii)

the receipt of all regulatory approvals required to consummate the Proposed Transaction, (A) which will remain in full force and effect and all statutory waiting periods in respect thereof will have expired, (B) none of which will impose any term, condition or restriction that Orrstown reasonably determines is a Burdensome Condition (as defined in the Merger Agreement), and (C) all conditions to which will have been satisfied or waived;

(iii)

the absence of any order, decree or injunction of any court or agency of competent jurisdiction be in effect, and no law, statute or regulation has been enacted or adopted, that enjoins, prohibits, materially restricts or makes illegal consummation of the Proposed Transaction; and

(iv)

the effective registration of the shares of Orrstown Common Stock with the Securities and Exchange Commission (the “SEC”) to be issued to Codorus Valley’s shareholders as Merger Consideration, without any stop order issued to suspend such effectiveness of the registration and any proceedings initiated or threatened for that purpose by the SEC or any other governmental authority, and the notice of additional listing of shares filed with The Nasdaq Stock Market LLC (“Nasdaq”) with respect to the shares of Orrstown Common Stock to be issued to Codorus Valley’s shareholders as Merger Consideration have been accepted by Nasdaq.

Termination

The Merger Agreement contains certain termination rights for both Orrstown and Codorus Valley, including if (i) the Merger is not consummated by December 31, 2024, (ii) there has been a breach by the other party that is not cured such that the applicable closing conditions are not satisfied, (iii) the necessary regulatory approvals are not obtained or any final nonappealable order, injunction or decree issued enjoins or otherwise prohibits the Proposed Transactions, or (iv) the required shareholders’ approvals contemplated by the Merger Agreement are not obtained.

Termination Fee

A termination fee in the amount of $8.3 million will be payable by either Codorus Valley or Orrstown, as applicable, if the Merger Agreement is terminated under certain circumstances set forth in the Merger Agreement.

Expenses of the Proposed Transaction

Each party will bear all expenses incurred by it in connection with the Merger Agreement and the transactions contemplated thereby, except that (i) printing and mailing expenses will be shared equally between Orrstown and Codorus Valley and (ii) Orrstown will bear the SEC filing and registration fees.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The representations, warranties and covenants of each party set forth in the Merger Agreement have been made only for purposes of, were and are solely for the benefit of the parties to, the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

In addition, such representations and warranties (i) will not survive consummation of the Proposed Transaction, and cannot be the basis for any claims under the Merger Agreement by the other party after termination of the Merger Agreement, except as a result of fraud or willful breach of the provisions of the Merger Agreement, and (ii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding Orrstown, Orrstown Bank, Codorus Valley, PeoplesBank, or their respective affiliates or their respective businesses.

Employment Agreement and Change in Control Agreement with Craig Kauffman

Concurrently with the signing of the Merger Agreement, Orrstown and Orrstown Bank (collectively, the “Employer”) entered into an Employment Agreement (the “Employment Agreement”) and a Change in Control Agreement (the “Change in Control Agreement”), with Craig Kauffman, Chief Executive Officer of Codorus Valley (the “Executive”), to be effective as of the closing date of the Merger. Capitalized terms used below and not otherwise defined have the meanings ascribed to them in the Employment Agreement and Change in Control Agreement, as applicable.

The Employment Agreement provides that the Executive shall be appointed as President and Chief Executive Officer of the Employer upon the retirement of the current President and Chief Executive Officer of the Employer as of the effective date of the Employment Agreement, which shall occur no later than June 1, 2025. The Employment Agreement provides for a term of five years, plus an automatic extension of such term for additional one-year terms, unless the parties are given at least 60 days’ notice of non-renewal. Upon giving notice of non-renewal of the employment period, the employment period shall continue for a four-year period after the relevant anniversary date.

During the term of the Employment Agreement, the Executive’s minimum annual base salary will be $600,000. Subject to the approval of the board of directors, the Employer shall grant the Executive an award of 10,000 shares of restricted stock (the “Equity Award”), subject to the Executive’s continued employment through the date of grant. The Equity Award will be subject to the terms of the Employer’s equity incentive plan and an applicable award agreement by and between Executive and the Employer which, among other things, will set forth the applicable vesting terms of the Equity Award.

In the event that the Executive’s employment is terminated during the term by the Employer without “Cause” or by the Executive for “Good Reason” (as such terms are defined in the Employment Agreement) or by the Executive for any reason, the Executive will be paid severance equal to his base salary in effect upon the date of his termination and an amount equal to the average annual cash bonus awarded over the past three calendar years preceding the calendar year in which his termination is effective (exclusive of any election to defer receipt of compensation Executive may have made) in accordance with the Employer’s normal payroll processing intervals for the remaining term of the Employment Agreement. The Executive will continue to be eligible to participate in the employee benefit plans for a period of six months after the termination. If the post-termination group health or other benefits coverage is prohibited by the applicable rules and regulations, or if providing such coverage would subject the parties to penalties or excise taxes, the Employer will continue to pay the Executive the monthly amount, but the Employer shall not be required to provide the Executive with enrollment and participation in the actual plans in which the Employer’s employees are actually enrolled. In addition, in lieu of ongoing coverage under the group term life insurance program, the Employer will pay the Executive an amount equal to 150% of the Employer’s actual premium cost of providing group term life insurance coverage to the Executive for the three-year period following the Executive’s termination date, which amount will be payable in a lump sum payment. If the Executive is unable to continue to participate in any employee benefit plan or program provided for under the Employment Agreement, he will be compensated in respect of such inability to participate for a period of six months through payment by the Employer of an amount equal to the cost that would have been incurred by the Employer if he were able to participate in such plan or program (less the employee portion of the premium costs for the active plan) plus an amount which, when added to the Employer annual cost to the Employer, would be sufficient after Federal, state and local income and payroll taxes (based on the tax returns filed by Mr. Kauffman’s most recently prior to the date of termination) to enable the Executive to net an amount equal to the Employer annual cost to the Employer.

The Executive has agreed in the Employment Agreement that, for a six-month period following termination of employment, the Executive will not directly or indirectly engage in business competition with Orrstown or Orrstown Bank with respect to its services, products, processes, customers, methods of doing business and similar matters within an agreed upon restricted territory. In addition, during the employment period and for one year thereafter, the Executive will not solicit or attempt to solicit, divert or appeal to any employees, customers and clients of Orrstown, Orrstown Bank or any of their respective subsidiaries.

The Change in Control Agreement becomes effective as of the closing date of the Merger for a term of five years, plus an automatic extension of such term for additional one-year terms, unless the parties are given at least 60 days’ notice of non-renewal. The Change in Control Agreement provides that Orrstown and Orrstown Bank are to pay the Executive the specified amounts of cash compensation and provide the specified health and welfare benefits in the event that the Executive’s employment is terminated by Orrstown or Orrstown Bank or any successor, without Cause, within the two years following the occurrence of a “Change in Control” (as defined in the Change in Control Agreement) or if such termination is initiated by the Executive for Good Reason during the Change in Control period.

The foregoing descriptions of the Employment Agreement and Change in Control Agreement do not purport to be complete and are qualified in their entirety by reference to the Employment Agreement and the Change in Control Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and the terms of which are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 12, 2023, the board of directors of Orrstown amended Article III, Section 3-14 of the By-Laws to eliminate the director age limitation of 75 years of age. A copy of the By-Laws is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

An Investor Presentation containing additional information regarding the Proposed Transaction is included in this report as Exhibit 99.2 and is furnished herewith and shall not be deemed “filed” for any purpose.

Item 8.01	Other Events

On December 12, 2023, Orrstown issued a press release announcing that it and Codorus Valley had entered into the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the financial condition, results of operations, business plans and the future performance of Orrstown and Codorus Valley.

Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “could,” “may,” “should,” “will” or other similar words and expressions are intended to identify these forward-looking statements. These forward-looking statements are based on Orrstown’s and Codorus Valley’s current expectations and assumptions regarding Orrstown’s and Codorus Valley’s businesses, the economy, and other future conditions. Because forward-looking statements relate to future results and occurrences, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Any number of risks, uncertainties, or other factors could affect Orrstown’s or Codorus Valley’s future financial results and performance and could cause actual results or performance to differ materially from anticipated results or performance. Such risks and uncertainties include, among others: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive agreement and plan of merger between Orrstown and Codorus Valley; the outcome of any legal proceedings that may be instituted against Orrstown or Codorus Valley; delays in completing the proposed transaction; the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction) or shareholder approvals, or to satisfy any of the other conditions to the proposed transaction on a timely basis or at all, including the ability of Orrstown and Codorus Valley to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the possibility that the anticipated benefits of the proposed transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Orrstown and Codorus Valley do business; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the possibility that revenues following the proposed transaction may be lower than expected; the impact of certain restrictions during the pendency of the proposed transaction on the parties’ ability to pursue certain business opportunities and strategic transactions; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; the ability to complete the proposed transaction and integration of Orrstown and Codorus Valley successfully; the dilution caused by Orrstown’s issuance of additional shares of its capital stock in connection with the proposed transaction; and the potential impact of general economic, political or market factors on the companies or the proposed transaction and other factors that may affect future results of Orrstown or Codorus Valley. The foregoing list of factors is not exhaustive. Except to the extent required by applicable law or regulation, each of Orrstown and Codorus Valley disclaims any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments. Further information regarding Orrstown, Codorus Valley and factors which could affect the forward-looking statements contained herein can be found in Orrstown’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023, and its other filings with the SEC, and in Codorus Valley’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June 30, 2023 and September 30, 2023, and its other filings with the SEC. SEC filings are available free of charge on the SEC’s website at www.sec.gov. Annualized, proforma, projected, and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results.

No Offer or Solicitation

This communication is not a proxy statement or solicitation or a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Orrstown, Codorus Valley or the combined company, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be deemed to be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information About the Merger and Where to Find It

In connection with the proposed transaction, Orrstown intends to file a registration statement on Form S-4 with the SEC that will include a joint proxy statement of Codorus Valley and Orrstown and a prospectus of Orrstown, which will be distributed to the shareholders of Codorus Valley and Orrstown in connection with their votes on the merger of Codorus Valley with and into Orrstown and the issuance of Orrstown common stock in the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE (AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS) BECAUSE SUCH DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION REGARDING THE PROPOSED MERGER AND RELATED MATTERS. Investors and security holders will be able to obtain these documents, and any other documents Orrstown and Codorus Valley have filed with the SEC, free of charge at the SEC’s website, www.sec.gov, or by accessing Orrstown’s website at www.Orrstown.com under the “Investor Relations” link and then under the heading “Documents,” or by accessing Codorus Valley’s website at ir.peoplesbanknet.com. In addition, documents filed with the SEC by Orrstown or Codorus Valley will be available free of charge by (1) writing Orrstown at 4750 Lindle Road, Harrisburg, PA 17111, Attention: Neil Kalani or (2) writing Codorus Valley at 105 Leader Heights Road, York, PA 17403, Attention: Daniel R. Stolzer.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of Orrstown may be deemed to be participants in the solicitation of proxies from the shareholders of Orrstown in connection with the proposed transaction. Information about Orrstown’s directors and executive officers is included in the proxy statement for its 2023 annual meeting of Orrstown’s shareholders, which was filed with the SEC on March 31, 2023.

The directors, executive officers and certain other members of management and employees of Codorus Valley may also be deemed to be participants in the solicitation of proxies in connection with the proposed transaction from the shareholders of Codorus Valley. Information about the directors and executive officers of Codorus Valley is included in the proxy statement for its 2023 annual meeting of Codorus Valley shareholders, which was filed with the SEC on March 31, 2023.

Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Number	Description

2.1	Agreement and Plan of Merger, dated as of December 12, 2023, by and between Orrstown Financial Services and Codorus Valley Bancorp, Inc.*

3.2	Amended and Restated By-Laws

10.1	Employment Agreement, dated as of December 12, 2023, by and among Orrstown Financial Services, Inc., Orrstown Bank and Craig Kauffman

10.2	Change in Control Agreement, dated as of December 12, 2023, by and among Orrstown Financial Services, Inc., Orrstown Bank and Craig Kauffman

99.1	Press Release, dated December 12, 2023

99.2	Investor Presentation, dated December 12, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and certain exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Orrstown agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2023	Orrstown Financial Services, Inc.

	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr.
President and Chief Executive Officer